Consent of Independent
Certified Public Accountants

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (number 333-70676) of our report dated March 15, 2002, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                                                                              /s/ BDO Seidman, LLP

Chicago, Illinois
September 27, 2002